UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported by Trex Company, Inc. (the “Company”) in its Current Report on Form 8-K filed on July 26, 2007, Anthony J. Cavanna retired as Chief Executive Officer of the Company, effective August 15, 2007. On August 14, 2007, Mr. Cavanna advised the Board of Directors that he will continue to serve as the Chairman of the Board until March 31, 2008, after which date he will continue to serve as a director.

(e) Amendments to Long-Term Equity Agreements. On August 14, 2007, the Compensation Committee of the Board of Directors approved amendments to the terms of certain outstanding awards of stock appreciation rights (“SARs”) and restricted stock granted to Mr. Cavanna under the Trex Company, Inc. 2005 Stock Incentive Plan. The amended awards will vest over the following vesting schedule instead of expiring on the date of Mr. Cavanna’s retirement as Chief Executive Officer, as provided in the original grant agreements, and all SARs must be exercised prior to ten years after the original grant date:

Equity Grant Date	Equity Grant Type	Number of Shares Granted	Unvested Portion of Grant	Date Unvested Grants Will Vest	Last Date to Exercise SARs
February 8, 2006	SARs	103,000	34,333	February 8, 2008	February 8, 2016
			34,333	February 8, 2009	February 8, 2016

February 21, 2007	SARs	34,153	11,385	February 21, 2008	February 21, 2017
			11,384	February 21, 2009	February 21, 2017
			11,384	February 21, 2010	February 21, 2017

February 21, 2007	Restricted Stock	14,781	4,927	February 21, 2008
			4,927	February 21, 2009
			4,927	February 21, 2010

Compensation of Anthony J. Cavanna as Non-Employee Chairman of the Board. On August 14, 2007, pursuant to the Trex Company, Inc. Amended and Restated 1999 Incentive Plan for Outside Directors, the Board of Directors determined that Mr. Cavanna will receive compensation as non-employee Chairman of the Board in the form of an annual cash retainer of $54,000 payable in equal quarterly installments and pro-rated for any partial quarters of service. Instead of the annual equity grant awarded to other non-employee directors, Mr. Cavanna will receive an annual cash payment of $25,361 pro-rated based on his term of service and payable as of his last date of service as Chairman.

Compensation of Andrew U. Ferrari as Chief Executive Officer. As previously reported by the Company in its Current Report on Form 8-K filed on July 26, 2007, the Board of Directors appointed Andrew U. Ferrari, the President and Chief Operating Officer and a member of the Board of Directors, as Chief Executive Officer, effective as of Mr. Cavanna’s retirement on August 15, 2007.

On August 14, 2007, pursuant to the Company’s annual executive compensation program (the “Program”), the Compensation Committee determined that Mr. Ferrari’s base salary will be payable at the increased annual rate of $500,000.

Under the Program, the Company pays annual cash bonuses based upon the achievement of specified performance objectives. For each fiscal year, each participant in the Program is assigned a “target bonus,” which is expressed as a percentage of the participant’s annual base salary or salary range midpoint for such fiscal year, depending on grade level. The bonus percentage levels for each fiscal year and the performance objectives are annually approved by the Compensation Committee. On August 14, 2007, pursuant to the Program, the Compensation Committee assigned Mr. Ferrari a “target bonus” of 80% for 2007.

Under the Program, the Company grants annual long-term equity grant incentives based upon each executive officer’s current performance and anticipated future contribution to the Company’s results. For each fiscal year, each participant in the Program is assigned a “target long-term incentive,” which is expressed as a percentage of the participant’s annual base salary or salary range midpoint for such fiscal year, depending on grade. On August 14, 2007, pursuant to the Program, the Compensation Committee assigned Mr. Ferrari a “target long-term incentive” of 220% for future grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: August 20, 2007	/s/ Andrew U. Ferrari
Andrew U. Ferrari
Chief Executive Officer
(Duly Authorized Officer)